                                                                   Exhibit 99(n)

                                 JPMORGAN FUNDS

                                     FORM OF
                          COMBINED AMENDED AND RESTATED
                           RULE 18f-3 MULTI-CLASS PLAN

                        (AMENDED AS OF FEBRUARY 16, 2006)

I.   INTRODUCTION

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares ("Shares") of the underlying investment funds of the investment companies listed on Exhibit A (each a "Company") that issues multiple classes of shares (the "Multi-Class Funds"). In addition, this Combined Amended and Restated Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, other shareholder services, voting rights, dividends, and per share net asset value of each class of shares in the Multi-Class Funds. The Multi-Class Funds covered by this Plan are listed on Exhibit B.

Each Company is an open-end, management investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of this Plan, each Company hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Multi-Class Fund is authorized to issue multiple classes of shares representing interests in the same underlying portfolio of assets of the respective Fund, as described below. This Plan constitutes the combination, amendment and restatement of the Rule 18f-3 Multi-Class Plan previously adopted by each Company.

II.  ALLOCATION OF EXPENSES

Pursuant to Rule 18f-3 under the 1940 Act, each Company shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Company under a shareholder servicing agreement in connection with the provision of shareholder services to the holders of such class of shares. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. In addition, pursuant to Rule 18f-3, each Company may, at the Board's discretion, allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

     1. transfer agent fees identified by the transfer agent as being attributable to such class of shares;

     2. printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

     3.   blue sky fees incurred by such class of shares;

     4. Securities and Exchange Commission registration fees incurred by such class of shares;

     5. the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

     6. litigation or other legal expenses relating solely to such class of shares;

     7. Trustees fees incurred as result of issues relating to such class of shares; and

     8.   independent accountants' fees relating solely to such class of shares.

All other expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund. However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets. The Adviser, Distributor, Administrator and any other provider of services to the Multi-Class Funds may waive or reimburse the expenses of a particular class or classes.

Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocated to a particular class of such Multi-Class Fund pursuant to this Plan shall be allocated to each class of the Multi-Class Fund on the basis of the net asset value of that class in relation to the net asset value of the Multi-Class Fund.

The initial determination of the class expenses that will be allocated by each Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees and approved by a vote of the Trustees of each Company, including a majority of the Trustees who are not interested persons of each Company. The Trustees will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

CLASS ARRANGEMENTS.

The following charts summarize the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Each Multi-Class Fund shall offer such class or classes of shares as the Board of Trustees of each Company shall determine from time to time. Additional details regarding such fees and services are set forth in each Fund's current Prospectus and Statement of Additional Information.

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VARIABLE NAV FUNDS

                CLASS A      CLASS B       CLASS C   SELECT    INSTITUTIONAL       ULTRA       CLASS M       INVESTOR*     CLASS R
------------------------------------------------------------------------------------------------------------------------------------
Initial       EQUITY: Up  None          None         None          None         None        Up to 1.50%   None          None
Sales Load    to 5.25%                                                                      of offering
              of                                                                            price for
              offering                                                                      Short-Term
              price                                                                         Bond Fund II
                                                                                            and up to
              FIXED                                                                         3.00% of
              INCOME                                                                        offering
              (ex-SHORT-                                                                    price for
              TERM): Up to                                                                  Global
              4.50% of                                                                      Strategic
              offering                                                                      Income Fund
              price

              SHORT-TERM:
              Up to
              3.00% of
              offering
              price(1)

Contingent    SHORT       EQUITY AND    1.00% in     None          None         None        None          None          None
Deferred      TERM:       FIXED         the first
Sales Charge  0.50% for   INCOME        year and
(CDSC)(2)     shares      (ex-SHORT-    eliminated
              redeemed    TERM); 5.00%  thereafter.
              during the  in the first
              first 12    year,
              months      declining
              after       to 1.00% in
              purchase.   the sixth
                          year and
              FIXED       eliminated
              INCOME:     thereafter.
              1.00% for
              shares      SHORT-TERM:
              redeemed    3.00% in
              during the  the first
              first 12    year,
              months      declining
              after       to 1.00% in
              purchase    the fourth
              and 0.50%   year and
              for shares  eliminated
              redeemed    thereafter.
              between 12
              and 24
              months
              after
              purchase.

              EQUITY:
              1.00% for
              shares
              redeemed
              during the
              first 12
              months
              after
              purchase
              and 0.50%
              for shares
              redeemed
              between 12
              and 18
              months
              after
              purchase.

Rule 12b-1    0.25% per   0.75% per     0.75% per    None          None         None        0.35% per     None          None
Distribution  annum of    annum of      annum of                                            annum of
Fees          average     average       average                                             average
              daily net   daily net     daily net                                           daily net
              assets.     assets.       assets.                                             assets of
                                                                                            Short Term
                                                                                            Bond Fund II
                                                                                            and 0.50%
                                                                                            per annum of
                                                                                            average
                                                                                            daily net
                                                                                            assets of
                                                                                            Global
                                                                                            Strategic
                                                                                            Income Fund

Shareholder   Up to       Up to 0.25%   Up to        Up to 0.25%   Up to 0.10%  None        Up to 0.25%   Up to 0.35%   Up to 0.05%
Servicing     0.25% per   per annum     0.25% per    per annum     per annum                per annum of  per annum     per annum
Fees(2)       annum of    of average    annum of     of average    of average               average       of average    of average
              average     daily net     average      daily net     daily net                daily net     daily net     daily net
              daily net   assets.       daily net    assets.       assets.                  assets of     assets.       assets.
              assets.                   assets.                                             Short Term
                                                                                            Bond Fund II
                                                                                            and 0.30%
                                                                                            per annum of
                                                                                            average
                                                                                            daily net
                                                                                            assets of
                                                                                            Global
                                                                                            Strategic
                                                                                            Income Fund

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*    Closed to new investors.

(1) The JPMorgan Short-Term Fixed Income Funds are indicated on Exhibit B with a ^ ("Short-Term Funds").

(2) For shares purchased on or after February 19, 2005, the CDSC is based on the original cost of the shares. For shares purchased prior to February 18, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less.

(3) The amount payable for "service fees" (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.

                CLASS A        CLASS B       CLASS C        SELECT   INSTITUTIONAL    ULTRA      CLASS M     INVESTOR*   CLASS R
------------------------------------------------------------------------------------------------------------------------ -----------
Conversion    None          Convert to    None         None          None          None         None         None          None
Features                    Class A
                            Shares on
                            the first
                            business
                            day of the
                            month
                            following
                            the eighth
                            anniversary
                            of the
                            original
                            purchase
                            (EQUITY and
                            FIXED
                            INCOME
                            FUNDS) or
                            sixth
                            anniversary
                            of original
                            purchase
                            (SHORT-TERM
                            FUNDS),
                            based on
                            relative
                            net asset
                            values of
                            the two
                            classes.
                            Shares
                            acquired by
                            the
                            reinvestment
                            of
                            dividends
                            and
                            distributions
                            are
                            included in
                            the
                            conversion.

Exchange      Class A       Class B       Class C      Select        Institutional Ultra        Class M       None     Class R
Privileges(4) Shares of     Shares of a   Shares of    Class         Class         Shares of    Shares of              Shares of a
              a Fund may    Fund may be   the          Shares of a   Shares of a   a Fund may   the Fund may           Fund may be
              be            exchanged     JPMorgan     Fund may be   Fund may be   be           be exchanged           exchanged
              exchanged     for Class B   Short        exchanged     exchanged     exchanged    for Class M            for Class R
              (i) for       Shares of     Duration     for Select    for           for Ultra    Shares of              Shares of
              Class A       another       Bond Fund,   Class         Institutional Shares of    certain                another
              Shares of     JPMorgan      JPMorgan     Shares of     Class         another      other                  JPMorgan
              another       Funds.        Short Term   another       Shares of     JPMorgan     JPMorgan               Fund or for
              JPMorgan                    Municipal    JPMorgan      another       Fund or      Funds,                 any other
              Fund or                     Bond Fund,   Fund or for   non-money     for any      subject to             class of
              for any                     and          any other     market        other        meeting any            the same
              other                       JPMorgan     class of      JPMorgan      class of     minimum                Fund,
              class of                    Ultra        the same      Fund or for   the same     investment             subject to
              the same                    Short Term   Fund,         any other     Fund,        or                     meeting any
              Fund,                       Bond Fund    subject to    class of      subject to   eligibility            investment
              subject to                  ("Short      meeting any   the same      meeting      requirements.          minimum or
              meeting                     Term Bond    investment    Fund,         any                                 eligibility
              any                         Funds")      minimum or    subject to    investment                          requirements.
              investment                  may be       eligibility   meeting any   minimum or
              minimum or                  exchanged    requirements. investment    eligibility
              eligibility                 for Class    (1)           minimum or    requirements.
              requirements;               C Shares                   eligibility
              or (ii)                     of any                     requirements.
              for Morgan                  other
              Shares of                   JPMorgan
              a JPMorgan                  Fund,
              money                       including
              market                      Class C
              fund.                       Shares of
                                          any of the
                                          Short Term
                                          Bond
                                          Funds.
                                          Class C
                                          Shares of
                                          any other
                                          JPMorgan
                                          Fund may
                                          be
                                          exchanged
                                          for Class
                                          C Shares
                                          of another
                                          JPMorgan
                                          Fund,
                                          other than
                                          for Class
                                          C Shares
                                          of the
                                          Short Term
                                          Bond Funds.

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(4)  Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. For purposes of this Rule 18f-1 Multi-Class Plan, "JPMorgan Funds" include any and all applicable series (to the extent the shares of such series are registered under the Securities Act of 1933, as amended) of the following registered investment companies: (1) J.P. Morgan Mutual Fund Group; (2) J.P. Morgan Fleming Mutual Fund Group, Inc.; (3) J.P. Morgan Mutual Fund Investment Trust; (4) Undiscovered Managers Funds; (5) JPMorgan Trust I; (6) JPMorgan Trust II; and (7) JPMorgan Value Opportunities Fund Inc.

MONEY MARKET FUNDS

                                                                                                                            CASH
                 MORGAN      RESERVE      CLASS B       CLASS C   INSTITUTIONAL     PREMIER     AGENCY        CAPITAL     MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------------
Initial       None        None          None         None         None          None          None          None          None
Sales Load

Contingent    None        None          5.00% in     1.00% in     None          None          None          None          None
Deferred                                the first    the first
Sales Charge                            year,        year and
(CDSC)(6)                               declining    eliminated
                                        to 1.00%     thereafter.
                                        in the
                                        sixth year
                                        and
                                        eliminated
                                        thereafter.

Rule 12b-1    0.10% per   0.25% per     0.75% per    0.75% per    None          None          None          None          0.50% per
Distribution  annum of    annum of      annum of     annum of                                                             annum of
Fees          average     average       average      average                                                              average
              daily net   daily net     daily net    daily net                                                            daily net
              assets      assets.       assets.      assets.                                                              assets.
              (except
              JPMorgan
              Prime
              Money
              Market
              Fund).

Shareholder   Up to       Up to 0.30%   Up to        Up to 0.25%  Up to 0.10%   Up to         Up to 0.15%   Up to 0.05%   Up to
Servicing     0.35% per   per annum     0.25% per    per annum    per annum     0.30% per     per annum of  per annum     0.30% per
Fees(7)       annum of    of average    annum of     of average   of average    annum of      average       of average    annum of
              average     daily net     average      daily net    daily net     average       daily net     daily net     average
              daily net   assets.       daily net    assets.      assets.       daily net     assets.       assets.       daily net
              assets.                   assets.                                 assets.                                   assets.

Conversion    None        None          Convert to   None         None          None          None          None          None
Features                                Morgan
                                        Shares on
                                        the first
                                        business
                                        day of the
                                        month
                                        following
                                        the eighth
                                        anniversary
                                        of the
                                        original
                                        purchase,
                                        based on
                                        relative
                                        net asset
                                        values of
                                        the two
                                        classes.
                                        Shares
                                        acquired
                                        by the
                                        reinvestment
                                        of
                                        dividends
                                        and
                                        distributions
                                        are
                                        included
                                        in the
                                        conversion.

Exchange      Morgan      Reserve       Class B      Class C      Institutional Premier       Agency        Capital       None.
Privileges(8) Shares may  Shares may    Shares of    Shares of    Class         Shares may    Shares may    Shares may
              be          be            a Fund may   the Short    Shares may    be            be exchanged  be
              exchanged   exchanged     be           Term Bond    be            exchanged     for shares    exchanged
              for Morgan  for shares    exchanged    Funds may    exchanged     for shares    of the same   for shares
              Shares of   of the same   for Class    be           for shares    of the        class in      of the same
              certain     class in      B Shares     exchanged    of the same   same class    certain       class in
              other       certain       of another   for Class C  class in      in certain    other         certain
              JPMorgan    other         JPMorgan     Shares of    certain       other         JPMorgan      other
              Funds or    JPMorgan      Funds.       any other    other         JPMorgan      Funds,        JPMorgan
              Class A     Funds,                     JPMorgan     JPMorgan      Funds,        subject to    Funds,
              Shares of   subject to                 Fund,        Funds,        subject to    meeting any   subject to
              another     meeting any                including    subject to    meeting       minimum       meeting any
              JPMorgan    minimum                    Class C      meeting any   any           investment    minimum
              Fund,       investment                 Shares of    minimum       minimum       or            investment
              subject to  or                         any of the   investment    investment    eligibility   or
              any         eligibility                Short Term   or            or            requirements. eligibility
              applicable  requirements.              Bond Funds.  eligibility   eligibility                 requirements.
              initial                                Class C      requirements. requirements.
              sales load.                            Shares of
                                                     any other
                                                     JPMorgan
                                                     Fund may be
                                                     exchanged
                                                     for Class C
                                                     Shares of
                                                     another
                                                     JPMorgan
                                                     Fund, other
                                                     than for
                                                     Class C
                                                     Shares of
                                                     the Short
                                                     Term Bond
                                                     Funds.

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(6)  For shares purchased after February 19, 2005, the CDSC is based on the original cost of the shares. For shares purchased through February 18, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less.

(7) The amount payable for "service fees" (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.

(8) Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. SEE note 4 above for definition of "JPMorgan Funds" for purposes of the exchange privileges.

                                                       E*TRADE
-------------------------------------------------------------------------------
INITIAL SALES LOAD                       None

CONTINGENT DEFERRED SALES CHARGE (CDSC)  None

RULE 12b-1 DISTRIBUTION FEES             0.60% per annum of average daily
                                         net assets

SHAREHOLDER SERVICING FEES               Up to 0.30% per annum or average
                                         daily net assets

CONVERSION FEATURES                      None

EXCHANGE PRIVILEGES                      None

OTHER SHAREHOLDER SERVICES.

For each Class of a Multi-Class Fund, other shareholder services may be offered as provided in the Prospectus. The Funds' shareholder servicing agent may subcontract with other parties for the provision of various sub-accounting, processing, communication and sub-administrative services.

CONVERSIONS.

All Class B Shares of the Multi-Class Funds shall convert automatically to Class A Shares (Morgan Shares for money market funds) in the ninth year (seventh year for Short-Term Funds) after the date of purchase, together with the pro rata portion of all Class B Shares representing dividends and other distributions paid in additional Class B Shares. The conversion will be effected at the relative net asset values per share of the two classes on the first business day of the month following the eighth (sixth for Short-Term Funds) anniversary of the original purchase.

After conversion, the converted shares will be subject to an asset-based sales charge and/or service fee (as those terms are defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.), if any, that in the aggregate are equal to or lower than the asset-based sales charge and service fee to which they were subject prior to that conversion. In no event will a class of shares have a conversion feature that automatically would convert shares of such class into shares of a class with a distribution arrangement that could be viewed as less favorable to the shareholder from the point of view of overall cost.

The implementation of the conversion feature is subject to the continuing availability of a ruling of the Internal Revenue Service, or of an opinion of counsel or tax advisor, stating that the conversion of one class of shares to another does not constitute a taxable event under federal income tax law. The conversion feature may be suspended if such a ruling or opinion is not available.

If a Multi-Class Fund implements any amendment to a Distribution Plan (or, if presented to shareholders, adopts or implements any amendment of a Distribution
Plan) that the Board of Trustees determines would materially increase the charges that may be borne by the Class A shareholders under such plan, the Class B Shares will stop converting to the Class A Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

If a Multi-Class Fund implements any amendment to a Distribution Plan that the Board of Trustees determines would materially increase the charges that may be borne by the Morgan shareholders under such plan, the Class B Shares will stop converting to the Morgan Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the "New Morgan Shares") which shall be identical in all material respects to the Morgan Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Morgan Shares no later than the date such Class B Shares were scheduled to convert to Morgan Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Morgan Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

REDEMPTION FEES.

Shareholders generally may redeem their shares without sales charge on any Business Day. Exceptions to this general rule applicable to deferred sales charges on Class B and Class C Shares, and certain Class A Shares are detailed above. In addition, shares of each class of the Funds indicated with an asterisk (*) in the attached Exhibit B purchased after February 18, 2005 and held for less than 60 days are redeemable (or exchangeable) at a price equal to 98% of the Fund's then-current NAV per share, less any applicable CDSC. This 2% discount, referred to in the Funds' prospectuses and the Statements of Additional Information as a redemption fee, directly affects the amount a shareholder who is subject to the discount receives upon redemption or exchange. The redemption fee is paid to the Funds and is designed to offset the brokerage commissions, capital gains impact, and administrative and other costs associated with fluctuations in fund assets levels and cash flow caused by short-term shareholder trading.

The redemption fee does not apply to shares purchased through reinvested distributions (dividends and capital gains), or mutual fund wrap fee programs, or shares redeemed as part of a termination of certain corporate retirement plans or redemptions of a corporate retirement plan's entire share position with the Fund, shares redeemed by balance forward funds or shares redeemed on a systematic basis, including shares redeemed as a result of required minimum distributions under certain corporate retirement plans or IRAs or as part of a rebalancing program or shares redeemed as part of a bona fide asset allocation program; provided, that the redemption fee may be charged in the event that the distributor determines that such programs are being used as a market timing strategy. Redemptions made by affiliated funds of funds relying on Section 12(d)(1)(G) of the 1940 Act qualify under this exception. The redemption fee also does not apply to shares redeemed to collect a sub-minimum account fee or shares redeemed in liquidation of an account that fails to maintain the minimum account balance. The redemption fee will not apply to Class A Shares received in connection with the conversion of Class B Shares. The Funds do not require a redemption fee if the amount of such fee would be less than $50. Financial Intermediaries may have a lower minimum or no minimum for charging redemption fees. In addition to the foregoing, the redemption fee does not apply to such other shares as provided in the Funds' registration statement.

All redemption orders are effected at the net asset value per share next determined as reduced by any applicable CDSC.

In determining whether a particular redemption is subject to a redemption fee, it is assumed that the redemption is first of shares acquired pursuant to reinvestment of dividends and capital gain distributions followed by other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

DIVIDENDS.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares of the same class at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash.

Class B Shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in separate Class B Shares sub-accounts.

In the absence of waivers, the amount of dividends payable on some classes will be more than the dividends payable on other classes of shares because of the distribution expenses and/or service fees charged to the various classes of shares.

BOARD REVIEW.

The Board of Trustees of each Company shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees, including a majority of the Trustees that are not interested persons of a Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

In making its determination to approve this Plan, the Trustees have focused on, among other things, the relationship between or among the classes and have examined potential conflicts of interest among classes regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

Adopted effective:  February 19, 2005
Amended and Restated effective: February 16, 2006

                                    EXHIBIT A

     INVESTMENT COMPANIES ADOPTING THIS COMBINED RULE 18f-3 MULTI-CLASS PLAN

                            (AS OF FEBRUARY 19, 2005)

NAME OF THE TRUST

NAME OF ENTITY                                      STATE AND FORM OF ORGANIZATION
----------------------------------------------------------------------------------------
J.P. Morgan Fleming Mutual Fund Group, Inc.         Maryland corporation
J.P. Morgan Mutual Fund Group                       Massachusetts business trust
J.P. Morgan Mutual Fund Investment Trust            Massachusetts business trust
JPMorgan Trust I                                    Delaware statutory trust
Undiscovered Managers Funds                         Massachusetts business trust

                                    EXHIBIT B

      MULTI-CLASS FUNDS COVERED UNDER COMBINED RULE 18f-3 MULTI-CLASS PLAN

                        (AMENDED AS OF FEBRUARY 16, 2006)

VARIABLE NAV FUNDS

                                                                                                      CLASS
                                             CLASS A  CLASS B  CLASS C  SELECT  INSTITUTIONAL  ULTRA    M    INVESTOR  CLASS R
------------------------------------------------------------------------------------------------------------------------------------
Highbridge Statistical Market Neutral Fund      X                 X        X          X
JPMorgan Asia Equity Fund*                      X                          X          X
JPMorgan Bond Fund                              X        X        X        X          X          X
JPMorgan California Tax Free Bond Fund          X        X        X        X          X
JPMorgan Capital Growth Fund                    X        X        X        X
JPMorgan Disciplined Equity Fund                X                          X          X          X
JPMorgan Diversified Fund                       X        X        X        X          X
JPMorgan Dynamic Small Cap Fund                 X        X        X        X
JPMorgan Emerging Markets Debt Fund*            X                 X        X                                              X
JPMorgan Emerging Markets Equity Fund*          X        X        X        X          X
JPMorgan Enhanced Income Fund^                  X                          X          X
JPMorgan Global Healthcare Fund*                X        X        X        X
JPMorgan Global Strategic Income Fund* (to      X        X        X        X          X                 X
be renamed JPMorgan Strategic Income Fund)
JPMorgan Growth and Income Fund                 X        X        X        X
JPMorgan Intermediate Tax Free Bond Fund        X        X        X        X          X
JPMorgan International Equity Fund*             X        X        X        X          X                                   X
JPMorgan International Growth Fund*             X        X
JPMorgan International Opportunities Fund*      X        X                 X          X
JPMorgan International Small Cap Equity         X        X                 X          X
Fund*
JPMorgan International Value Fund*              X        X                 X          X
JPMorgan Intrepid America Fund                  X        X        X        X                                              X
JPMorgan Intrepid Contrarian Fund (to be        X        X        X        X
renamed JPMorgan Multi Cap Fund)
JPMorgan Intrepid European Fund*                X        X        X        X          X
JPMorgan Intrepid Growth Fund                   X        X        X        X                                              X
JPMorgan Intrepid Long/Short Fund (             X                 X        X
JPMorgan Intrepid Value Fund                    X        X        X        X                                              X
JPMorgan Japan Fund*                            X        X        X        X
JPMorgan Market Neutral Fund                    X        X                            X
JPMorgan Micro Cap Fund                         X                 X        X          X
JPMorgan Mid Cap Equity Fund                    X        X                 X
JPMorgan Growth Advantage Fund (JPMorgan        X        X
Mid Cap Growth Fund until 8/17/05)
JPMorgan Mid Cap Value Fund                     X        X        X        X          X
JPMorgan New Jersey Tax Free Bond Fund          X        X        X        X
JPMorgan New York Tax Free Bond Fund            X        X        X        X          X
JPMorgan Real Return Fund                       X                 X        X          X
JPMorgan Short Term Bond Fund II^               X                          X                            X
JPMorgan Short Term Bond Fund^                  X                          X          X
JPMorgan Small Cap Core Fund                                               X
JPMorgan Small Cap Equity Fund                  X        X        X        X                                              X
JPMorgan SmartRetirement Income Fund            X                 X        X          X
(effective upon the effectiveness of the
Fund's registration statement)
JPMorgan SmartRetirement 2010 Fund              X                 X        X          X
(effective upon the effectiveness of the
Fund's registration statement)
JPMorgan SmartRetirement 2015 Fund              X                 X        X          X
(effective upon the effectiveness of the
Fund's registration statement)

                                                                                                      CLASS
                                             CLASS A  CLASS B  CLASS C  SELECT  INSTITUTIONAL  ULTRA    M    INVESTOR  CLASS R
------------------------------------------------------------------------------------------------------------------------------------
JPMorgan SmartRetirement 2020 Fund              X                 X        X          X
(effective upon the effectiveness of the
Fund's registration statement)
JPMorgan SmartRetirement 2030Fund               X                 X        X          X
(effective upon the effectiveness of the
Fund's registration statement)
JPMorgan SmartRetirement 2040 Fund              X                 X        X          X
(effective upon the effectiveness of the
Fund's registration statement)
JPMorgan Strategic Small Cap Value Fund         X                 X        X
(effective upon the effectiveness of the
Fund's registration statement)
JPMorgan Tax Aware Core Equity Fund                                        X
JPMorgan Tax Aware Disciplined Equity Fund                                            X
JPMorgan Tax Aware Diversified Equity Fund                                 X
JPMorgan Tax Aware Enhanced Income Fund^        X                          X          X
JPMorgan Tax Aware International Fund                                      X
JPMorgan Intrepid International Fund            X                 X        X          X
(JPMorgan Tax Aware International
Opportunities Fund until 12/15/2005)*
JPMorgan Tax Aware Large Cap Growth Fund                                   X
JPMorgan Tax Aware Large Cap Value Fund                                    X
JPMorgan Tax Aware Real Income Fund             X        X        X                   X
JPMorgan Tax Aware Real Return Fund             X                 X        X          X
JPMorgan Tax Aware Short-Intermediate                                      X          X
Income Fund
JPMorgan Tax Aware U.S. Equity Fund             X        X        X        X          X
JPMorgan U.S. Equity Fund                       X        X        X        X          X          X                        X
JPMorgan U.S. Large Cap Core Plus Fund          X                 X        X          X                                   X
JPMorgan U.S. Small Company Fund                                           X          X
JPMorgan Value Advantage Fund                   X        X        X        X          X
Undiscovered Managers Small Cap Growth Fund     X                                     X
Undiscovered Managers Behavioral Growth         X        X        X                   X                         X
Fund
Undiscovered Managers Behavioral Value Fund     X        X        X                   X
JPMorgan Realty Income Fund (Undiscovered       X        X        X                   X                                   X
Managers REIT Fund until 12/31/05)

MONEY MARKET FUNDS

                                                                                        CLASS  CLASS     CASH
                              CAPITAL  INSTITUTIONAL  AGENCY  PREMIER  MORGAN  RESERVE    B      C    MANAGEMENT  E*TRADE
------------------------------------------------------------------------------------------------------------------------------------
JPMorgan 100% U.S. Treasury      X           X           X       X        X       X
Securities Money Market Fund
JPMorgan California                                                       X                                          X
Municipal Money Market Fund
JPMorgan Federal Money                       X           X       X        X       X
Market Fund
JPMorgan New York Municipal                                               X       X                                  X
Money Market Fund
JPMorgan Prime Money Market       X           X          X       X        X       X       X      X        X
Fund
JPMorgan Tax Free Money                       X          X       X        X       X
Market Fund